SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           Check the appropriate box:

                     [   ]   Preliminary Information Statement

                [ ] Confidential, For Use Of The Commission Only
                       (as permitted by Rule 14c-5(d)(2))

                       [ X ] Definitive Information Statement

                               SYNERGY BRANDS INC.
                (Name of Registrant as Specified In Its Charter)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] No fee required.

                [ ] Fee computed on table below per Exchange Act
                           Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

                 3) Per unit price or other underlying value of
                  transaction computed pursuant to Exchange Act
                  Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               4) Proposed maximum aggregate value of transaction:

                               5) Total fee paid:

               [ ] Fee paid previously with preliminary materials.

                [ ] Check box if any part of the fee is offset as
                  provided by Exchange Act Rule 0-11(a)(2) and
                identify the filing for which the offsetting fee
        was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           1) Amount Previously Paid:

                2) Form, Schedule or Registration Statement No.:

                                3) Filing Party:

                                 4) Date Filed:

                               SYNERGY BRANDS INC.
                             1175 WALT WHITMAN ROAD
                               MELVILLE, NY 11747
                                 (631) 424-5500
                   Information Statement Relating To Action By
                    Written Consent Of Majority Stockholders
                            ------------------------

Dear Stockholder:

     On or about December 9, 2002, stockholders holding of record a majority of the voting rights regarding outstanding stock of Synergy Brands Inc., (the "Company") consented to a reverse split of the Company's common stock, authorizing the Company's Board of Directors in their discretion to implement a one for four reverse split of shares of the Company's outstanding common stock, such discretion to be employed by the Company's Board of Directors choosing to file and effectuate an Amendment to the Company's Certificate of Incorporation to effectuate the reverse split by filing such instrument with the Office of Secretary of State in the Company's domicile State of Delaware, a copy of which Amendment is included herewith as an Exhibit. The said Shareholders also approved the Company making a private placement offering of part of its authorized but yet unissued common stock in the amount of up to 600,000 shares at a subscription price of no less than $2.50 per share to accredited investors whose identity is known to the Company, such placement to be made at the discretion of and direction of this Company's Board of Directors. Your consent is not required and is not being solicited in connection with these actions. Pursuant to Section 228 of the Delaware General Corporation Law, you are hereby being provided with notice of the approval by less than the unanimous written consent of the eligible voting stockholders of the Company. Pursuant to the Securities Exchange Act of 1934, you are hereby being furnished with an Information Statement relating to the Company's actions.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.



                                     Sincerely,

                                     /S/Mair Faibish
                                     ---------------
                                        Mair Faibish
                                        Chief Executive Officer

                               SYNERGY BRANDS INC.
                             1175 WALT WHITMAN ROAD
                               MELVILLE, NY 11747
                                 (631) 424-5500
                            ------------------------

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
       PROXY. THE ATTACHED INFORMATION STATEMENT IS BEING SENT TO YOU FOR
                           INFORMATION PURPOSES ONLY.

     The Approximate Date of Mailing of this Information Statement is December 15, 2002.

     This Information Statement is being furnished by Synergy Brands Inc. (the "Company") in connection with actions taken by consent of holders of a majority of the outstanding voting rights regarding outstanding stock of the Company (the "Written Consent"), a copy of which is annexed hereto as Exhibit "1". By
December 10, 2002, the Company's stockholders holding a majority of voting rights regarding the Company's outstanding stock had returned consents approving the transactions generally described below:

     1. Authorizing a one for four reverse stock split of the Company's outstanding Common Stock, to decrease the outstanding common stock designed to increase the per share market value of the Company's common stock and to maintain the Company's NASDAQ listing.

     2. Approving Amendment to the Certificate of Incorporation of the Company to effectuate and implement the referenced reverse stock split.

     3. Approving at the discretion and direction of a majority of the members of the Company's Board of Directors the Company offering and selling securities pursuant to a Private Placement of the Company's autorized but yet unissued common stock in the amount of up to 600,000 shares at a subscription price of no less than $2.50 per share such offering to be made to accredited investors known to the Company, to the extent and with such further provisions as may be adviseable and consented to by a majority of the members of the Company's Board of Directors.

     4. Approving such other actions as the directors of the Company deem necessary and appropriate to carry out the intent and purposes of the foregoing resolutions.

     The actions taken by the Written Consent are expected to be effective within twenty-one (21) days (approximately December 26, 2002) after this Notice and attached Information Statement are mailed to all stockholders of the Company.

     All necessary corporate Shareholder and Director approvals in connection with the matters referred to herein have been obtained, and the implementation of the approved reverse split is subject only to the filing of the appropriate Amendment to the Company's Certificate of Incorporation in the format as included herewith as an Exhibit subject to cancellation prior thereto if chosen by the Company's Board of Director as authorized. The accompanying Information Statement is furnished to all stockholders of record of the Company pursuant to
Section 14 (c) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder solely for the purpose of informing the stockholders of these corporate actions before they take effect.

     Pursuant to Section 228 of the Delaware General Corporation Law, stockholders of record of the Company as of December 1, 2002, the date on or about which the Written Consent was signed by the holders of not less than a majority of the votes represented by the Company's issued and outstanding Stock and eligible to be cast regarding the reverse stock split and private placement proposals, are entitled to receive this Information Statement and Notice of Taking of Corporate Action Without a Meeting by Written Consent.

     The Company has asked brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of the Shares held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

     The executive offices of the Company may be contacted at 1175 Walt Whitman Road, Melville, NY 11747. All holders of record of the shares at the close of business on December 1, 2002, will receive this Information Statement.

                                  REVERSE SPLIT

GENERAL

     Stockholders owning of record a majority of the votes represented by the outstanding stock of the Company and entitled to vote on all matters submitted for approval by shareholders of the Company, and the Company's Board of Directors have considered and voted upon and adopted a proposal providing for a one for four Reverse Split of the common stock (the "Common Stock") of Synergy Brands Inc. (the "Company") to be implemented at the discretion of the Company's Board of Directors by the adoption and filing of an Amendment to the Company's Certificate of Incorporation, a copy of which Amendment is included herewith as an Exhibit. The Company's Board of Directors was also authorized to cancel such Reverse Split at any time prior to the filing of the Amendment with the Secretary of State's office in the Company's domicile State of Delaware. The Company's Board of Directors was also authorized to approve, implement and effectaute the Reverse Split by making their decision to implement only within 60 days of the date of the subject Shareholder Approval, and if not accomplished within such time period the Reverse Split shall then be subject to further Shareholder approval. The Reverse Split will be effectuated by an amendment to the Company's Certificate of Incorporation (the "Reverse Split Amendment") in the format as is contained in the Exhibit to this Information Statement, which
Exhibit is incorporated by reference herein. The Reverse Split Amendment will become effective no earlier than twenty one days subsequent to the approximated date of mailing this Information Statement as stated at the outset hereof and upon its filing with the Secretary of State of Delaware (the "Effective Date"). Fractional shares of Common stock will not be issued as a result of the Reverse Split. Stockholders entitled to receive a fractional share of Common Stock as a consequence of the Reverse Split will, instead, receive from the Company a cash payment in United States dollars equal to such fraction multiplied by the average closing bid price of the Common Stock on the NASDAQ Small Cap Market for the five trading days immediately preceding the Effective Date.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     The Reverse Split Amendment will amend Article Fourth of the Certificate of Incorporation to add a new section to the end thereof providing for the Reverse Split. At the Effective Date, without further action on the part of the Company or the Company's stockholders, each share of Common Stock will be converted into a fraction of a share of Common Stock where the numerator is one and the denominater is equal to four, which is the number of pre-split shares to be reduced and surrendered in exchange for one post-split share as dictated by the terms of the Amendment chosen by the Company's Board of Directors as provided in the form of Amendment included herewith as an Exhibit. The Reverse Split Amendment will become effective upon its filing with the Secretary of State of the State of Delaware.

     The vote for the Reverse Split proposal included authorization of the Company's Board of Directors not to file or to delay the filing of the Reverse Split Amendment in the event that the Board of Directors determines that filing the Reverse Split Amendment would not be in the best interest of the Company's stockholders. Factors leading to such determination could include, without limitation, any possible effect on NASDAQ listing or future securities offerings (see "Reasons for the Reverse Split" infra).

VOTE NEEDED FOR APPROVAL

     The proposed Reverse Split and the related amendment to the Company's Certificate of Incorporation must be and were approved by the holders of at least a majority of the votes represented by all outstanding shares of the Company's Stock entitled to vote on the matter. The stockholders of the Company approved the Reverse Split pursuant to the Written Consent annexed hereto as
Exhibit 2 and incorporated herein by reference.

     THE BOARD OF DIRECTORS HAS APPROVED IMPLEMENTATION OF THE DESCRIBED REVERSE SPLIT BY ADOPTING A RESOLUTION SETTING FORTH THE PROPOSED REVERSE SPLIT AMENDMENT IN THE FORM ATTACHED HERETO AS EXHIBIT 3 AND INCORPORATED HEREIN BY REFERENCE, AND RECOMMENDED THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE PROPOSED AMENDMENT.

EFFECT OF THE PROPOSED REVERSE SPLIT

     Upon the filing of the Reverse Split Amendment with the Secretary of State, State of Delaware, the Reverse Split will be deemed effective, and each certificate representing shares of the Company's pre-split common stock, will be deemed automatically, without any action by the stockholders, to represent one quarter of the number of pre-split shares of common stock; provided, however, that no fractional new shares will be issued as a result of the Reverse Split. In lieu of fractional interests, a stockholder will receive cash equal to the average closing bid price of the Company's common stock on NASDAQ Small Cap Market for the five (5) trading days following the Effective Date multiplied by that fractional interest. After the Reverse Split becomes effective, stockholders will be asked to surrender stock certificates representing the old shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company a copy of which is included herewith as Exhibit 4. Upon such surrender, a certificate representing the new shares will be issued, along with cash representing any fractional interest, and forwarded to stockholders. However, each certificate representing old shares until exchanged will continue to be valid, and represent new shares equal to the lesser number of shares resulting from the Reverse Split.

     The proposed Reverse Split will be effected by means of an amendment to the Certificate of Incorporation of the Company. Under Delaware law, no appraisal rights are available to dissenting shareholders. Each stockholder who owns fewer than an amount of pre-split shares which is a whole multiple of the number of shares to be surrendered in the Reverse Split in exchange for one resulting post-split share will have any resulting fractional share of Common Stock converted into the right to receive cash as set forth below in "Exchange of Stock Certificates and Payment for Fractional Shares", infra. The interest of such stockholder in the Company to the extent of such fractional shares will thereby be terminated, and such stockholder will have no right to share in the assets or future growth of the Company to the extent previously applicable to such fractional shares. Each shareholder who owns shares of Common Stock which is a whole multiple of the number of shares to be surrendered in the Reverse Split in exchange for one resulting post-split share will continue to own shares of Common Stock and will share in the assets and future growth of the Company. Such interest will be represented by the reduced number of shares resulting from surrender in accord with the exchange amount dictated by the Amendment, except that no fractional shares will be issued.

     The following schedule of stockholders' equity sets forth as of September 30, 2002 (last filed 10Q Report for the Company), on a pro-forma basis, the effect of the adoption of the Reverse Split proposal. Adoption of the Reverse Split will result in a one-for four reverse split of the Common Stock.

                   Pro Forma Schedule of Stockholders' Equity
                   Assuming Adoption of 1 for 4 Reverse Split
                                   (Unaudited)

                                                                                                        Pro Forma
                                                                                 Historical             Adjusted Balance
                                                                                 September 30, 2002     September 30, 2002
                                                                                 ------------------     ------------------
                                                                                    (Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Line-of-Credit                                                                       $  952,080        $  952,080
    Accounts Payable and Accrued Expenses                                                 2,285,700         2,285,700
                                                                                 ------------------     ----------------
         Total Current Liabilities                                                        3,237,780         3,237,780

Notes Payable                                                                                60,000            60,000

Other Liabilities                                                                           887,939           887,939

Stockholders' Equity:
Class A Preferred  stock - $.001 par value;  100,000  shares  authorized  and
outstanding; liquidation preference of $10.50 per share.                                        100               100
Class B preferred stock - $.001 par value; 10,000,000 shares authorized,  and
no shares outstanding                                                                             -
Common stock - $.001 par value; 49,900,000 Shares
   authorized 1,330,621 shares outstanding (1)                                                5,322             1,330 (1)
Additional paid-in capital                                                               35,082,482        35,086,474
Deficit                                                                                 (33,133,083)      (33,133,083)
Accumulated other comprehensive loss                                                         (4,554)           (4,554)
Stockholders' notes receivable                                                               (5,000)           (5,000)

Less treasury stock at cost, 4,000 shares                                                    (5,000)           (5,000)
                                                                                 ------------------      ---------------
Total stockholders' equity                                                                1,940,267         1,940,267
                                                                                 ------------------      ---------------
Total Liabilities and Stockholders Equity                                               $ 6,125,986        $6,125,986
                                                                                 ==================      ===============


(1) Assumes outstanding Common Stock as of September 30, 2002 stated as a result of the reverse split.

     No adjustment has been made for the reduction in the number of shares of Common Stock resulting from the payment of cash for fractional shares. The Company does not believe that adoption of the Reverse Split will adversely affect the continued listing of the Company's Common Stock on the NASDAQ Small Cap Market, but, contrary, the Company believes that it may be necessary to achieve the Reverse Split to maintain its listing thereon.

REASONS FOR THE REVERSE SPLIT

     Management of the Company believes that it may be more difficult to attract new investors to the Company because the Common Stock trades at a relatively low price (the closing price on December 13, 2002 was $.77 per share) and desires to increase the per share market quoted price for the Common Stock of the Company to attract new investment which the Company believes that the Reverse Split will accomplish. Most importantly, the Company's listing on NASDAQ is jeopardized unless the market quoted price for the Company's common Stock increases to $1 or more, which the Company believes will be achievable as a result of the Reverse Split.

     It is anticipated that following the consummation of the Reverse Split, the shares of Common Stock will trade at a price per share that is significantly higher than the current market price. However, there can be no assurance that after the consummation of the Reverse Split, the shares of Common stock will trade at a multiple of current market price equal to the result of multiplying such market price by the number of pre-split shares to be surrendered for one resulting post-split share in the Amendment chosen to effectuate the Reverse Split. There is no assurance that the market for the Company's common stock will improve. Stockholders must note that the Board of Directors of the Company cannot predict what actual effect the Reverse Split will have on the market price of the Company's common stock.

EXCHANGE OF STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

     The exchange of shares of Common Stock will occur on the Effective Date without any action on the part of stockholders of the Company and without regard to the date certificates representing pre-split shares of Common Stock are physically surrendered for certificates representing post-split shares of Common Stock. The Company's Transfer Agent will exchange certificates. In the event that the number of shares of post-split Common stock includes a fraction, the Company will pay to the stockholder, in lieu of the issuance of fractional shares of the Company, a cash amount in United States dollars which will be equal to the same fraction multiplied by the average closing bid price of the Common stock on the NASDAQ Small Cap Market for the five days immediately preceding the Effective Date. A change in the closing bid price of the Common Stock will affect the amount received for a fraction share by a shareholder.

     Each holder of record of certificates for shares of pre-split Common Stock are requested to exchange their stock for post-split shares and are being supplied with a transmittal form (see Exhibit 4) to be used in forwarding their certificates for surrender and exchange for certificates representing the number of shares of post-split Common Stock such stockholders are entitled to receive as a consequence of the Reverse Split. After receipt of such transmittal form, each holder should surrender the certificates representing pre-split shares of Common Stock of the Company. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of post-split Common Stock to which he is entitled and any cash payable in lieu of a fractional share. The transmittal forms will be accompanied by instructions specifying other details of the exchange. STOCKHOLDERS ARE URGED TO SEND THEIR CERTIFICATES WITH A COMPLETED TRANSMITTAL FORM.

     After the Effective Date, each certificate representing pre-split shares of Common Stock will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of post-split shares of Common Stock, and the right to receive from the Company the amount of cash for any fractional shares, into which the shares evidenced by such certificate have been converted, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date, until the certificates representing pre-split shares of Common Stock have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of the surrender of the certificates for pre-split shares of Common Stock, all such unpaid dividends or distributions will be paid without interest.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion describes certain federal income tax consequences of the Reverse Split. This discussion is based upon the Internal Revenue Code of 1986 (the "Code"), existing and proposed regulations thereunder, reports of congressional committees, judicial decisions and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. All shareholders interested in such information should consult with their own advisors.

     This discussion is for general information only and shall not be considered and/or relied upon as tax advise, and does not address the federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under State, local or foreign laws.

     STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF PARTICIPATION IN THE REVERSE SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

     The Company should not recognize any gain or loss as a result of the Reverse Split. No gain or loss should be recognized by a stockholder who receives only Common Stock upon the Reverse Split. The aggregate tax basis of post-split Common Stock received by such a stockholder in connection with the Reverse Split will equal the stockholder's aggregate basis in the pre-split Common Stock exchanged therefor and generally will be allocated among post-split Common Stock received on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in pre-split Common Stock surrendered in the Reverse Split should consult their own tax advisors to determine their basis in the post-split Common Stock received in exchange therefor. A stockholder who receives cash in lieu of a fractional share of Common Stock that otherwise would be held as a capital asset generally should recognize capital gain or loss on the receipt of such cash in an amount equal to the difference between the cash received and his basis in such fractional share of Common Stock. For this purpose, a stockholder's basis in such fractional share of Common Stock should be determined as if the stockholder actually received such fractional share.

                               PRIVATE PLACEMENT

1.      GENERAL.

     Stockholders owning of record a majority of the votes represented by the outstanding stock of the Company and the Company's Board of Directors have considered and voted upon and adopted a proposal to authorize the Company to make a private placement offering (the "Private Placement") of part of its authorized but yet unissued common stock in the amount of up to 600,000 shares at a subscription price of no less than $2.50 per share which offering shall be made only to potential investors, preferably who have previously invested in the Company's securities and who are therefor familiar with the Company, who qualify as "Accredited Investors" as such term is defined in Regulation D under the Securities Act of 1933 as amended, to the extent and with such further provisions as may be advisable and consented to by a majority of the members of this corporation's Board of Directors.

VOTE NEEDED FOR APPROVAL

     The Company deemed it appropriate to seek and has received shareholder approval for the aforementioned Private Placement even though such approval may not have been legally necessary. Shareholder approval by consent of a majority of the votes represented by the Company's outstanding stock and entitled to vote on the subject matter of the Private Placement was received pursuant to request by and also as the said matter was approved by the Company's Board of Directors by Unanimous Consent.

     THE BOARD OF DIRECTORS HAS APPROVED AUTHORIZATION FOR THE DESCRIBED PRIVATE PLACEMENT BY ADOPTING A RESOLUTION SETTING FORTH THE PROPOSED PRIVATE PLACEMENT IN THE FORM ATTACHED HERETO AS EXHIBIT 3 AND INCORPORATED HEREIN BY REFERENCE, AND RECOMMENDED THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE PROPOSED PRIVATE PLACEMENT.

REASONS FOR THE PRIVATE PLACEMENT

     The Company has received notice from NASDAQ indicating that the Company fails to comply with the minimum stockholder's equity requirement for continued listing set forth as market place rule 4310(c) (4) and that its securities are, therefor, subject to delisting from the NASDAQ Small Cap Market if such deficiency is not remedied. The Company has requested a hearing before the NASDAQ Qualificaiton Panel to review such determination and allow for an extension of time for renewed compliance. In order to achieve such extension and eventually to hopefully regain compliance the Company deemed it necessary to present a plan of compliance which is capable of achievement by the filing deadline for its annual report on Form 10-KSB for the 2002 year end. In this regard the Company has formulated two avenues of possible action designed to bring the Company back into compliance with the aforementioned NASDAQ stockholders equity standard.

     In order to be in compliance with Marketplace rule 4310(c)(4), and maintain Net Tangible Assets (NTA) of $2.5 million, the Company is taking the following steps. On the Company's filing for September 30, 3002, there are listed $837,939 of "other liabilities". The Company's Board of Directors believes that these liabilities should be eliminated, thereby increasing the NTA to $2.8 million. However, under accounting standard FASB 140 the Company is advised by its auditors that in order to eliminate debt, there must be a judicial resolution if the debtor is unresponsive to a written confirmation even if as in the Company's case the underlying contract is legally terminated. The debtors in question are no longer operating in their original corporate form, and have either been dissolved or acquired. All have been unresponsive to requests by the Company, its counsel and its auditors for confirmation of existence or, as the Company contends the situation to be, no existence of the listed debts. In order to comply with FASB 140, the Company has filed lawsuits, requesting summary action by the district court of Suffolk County , New York, so that these liabilities can be judicially eliminated. Both the Company and its auditors believe that these liabilities are not due under New York State contract business law but the accounting interpretation as promulgated under FASB 140 forces a judicial resolution as the only viable means to eliminate the payables in question from the Company's balance sheet, if not otherwise settled with the debtor. Supplementally, the Board and a majority of the shareholders of the company have also approved the Private Placement of at least $1.5 million in equity to further increase the NTA of the Company to over $3.5 million, so that compliance may be assured for the long term.

                      DISTRIBUTION OF INFORMATION STATEMENT

     The expenses relating to the distribution of this Information Statement will be borne by the Company. The distribution will be made by mail.

                       WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; the SEC's regional offices located at 233 Broadway, Suite 1300, New York, New York 10279, and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company includes and incorporates by reference herein its Annual Report on Form 10-KSB for the 2001 fiscal year and Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002.

     The Company does and may "incorporate by reference" the information it files with the SEC, which means that the Company can and does disclose important information without re-printing the information in this Information Statement by referring to prior and future filings with the SEC. The information the Company incorporates by reference is an important part of this Information Statement, and later information that the Company files with the SEC will automatically update and supersede this information. The Company incorporates by reference the following documents filed by the Company pursuant to the Securities Exchange Act of 1934: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001; (ii) the Company's Form 10-QSB for the quarters ended March 31, 2002 June 30, 2002 and September 30, 2002; and (v) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     You may request a copy of these filings (other than an exhibit to any of these filings unless the Company has specifically incorporated that exhibit by reference into the filing), at a cost of $.25 per page, by writing or telephoning the Company at the following address:

                               Synergy Brands Inc.
                             1175 Walt Whitman Road
                               Melville, NY 11747
                                 (631)424-5500

     You should rely only on the information the Company has provided or incorporated by reference in this Information Statement or any supplement. The Company has not authorized any person to provide information other than that provided here. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement or any supplement is accurate as of any date other than the date on the front of the document.

FORWARD-LOOKING STATEMENTS AND INFORMATION

     This Information Statement, including the information incorporated by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. You can identify forward-looking statements by the words "expects," "projects,"
"believes," "anticipates," "intends," "plans," "budgets," "predicts," "estimates" and similar expressions.

     The Company has based the forward-looking statements relating to our operations on our current expectations, estimates and projections about the Company. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that it cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. All risk factors stated in the Company's periodic reports incorporated herein by reference should also be reviewed and considered. Accordingly, the Company's actual outcomes and results may differ materially from what it has expressed or forecast in the forward-looking statements.

By Order of the Board of Directors,

   /s/ Mair Faibish
-------------------------------------
       Mair Faibish
       Chief Executive Officer

Dated: December 10, 2002

Exhibits

Exhibit 1   - Certificate of Amendment of the  Certificate of  Incorporation  (4
              for 1 )

Exhibit 2   - Consent of Majority Stockholders

Exhibit 3   - Consent of Board of Directors

Exhibit 4   - Letter of Transmittal